EXHIBIT A

                           MYSTIQUE DEVELOPMENTS, INC.
                           INCENTIVE STOCK OPTION PLAN

                                   SECTION 1.
                                  INTRODUCTION

1.1 Establishment. Mystique Developments, Inc., a Wyoming corporation (hereinafter referred to as the "Company" except where the context otherwise requires), establishes the Mystique Developments, Inc. Incentive Stock Option Plan (the "Plan") for a key employee as of the Effective Date.

1.2 Purposes. The purposes of the Plan are to provide the key employee with added incentives to continue in the long-term service of the Company and to create in the employee a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of the key employee is more closely aligned with the income of the Company's stockholders.

                                   SECTION 2.
                                   DEFINITIONS

2.1  Definitions. The following terms shall have the meanings set forth below:

     (a) "Award" means a grant made under this Plan in the form of Incentive Stock Options.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Director" means a member of the Board.

     (d) "Effective Date" means the effective date of the Plan, October 18, 1996.

     (e)  "Eligible Employee" means Kim M. Fuerst.

     (f) "Fair Market Value" means the value of a Share determined by the Board in good faith.

     (g) "Incentive Stock Option" means any Option granted hereunder in accordance with the requirements of Section 422 of the Internal Revenue Code.

     (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.



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     (i)  "Option" means a right to purchase Stock at a stated price for a specified period of time.

     (j) "Option Price" means the price at which shares of Stock subject to an Incentive Stock Option may be purchased.

     (k)  "Participant" means Kim M. Fuerst.

     (l) "Plan Year" means each 12-month period beginning July 1 and ending the following June 30, except that for the first year of the Plan it shall begin on the Effective Date and extend to June 30 of the following year.

     (m)  "Share" means a share of Stock.

     (n)  "Stock" means the common stock, $.01 par value, of the Company.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3.
                               PLAN ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall determine the form or forms of the agreements with the Participant which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participant with respect to the Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Board may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination made in good faith, and all members of the Board shall, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Board pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   SECTION 4.
                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. There are 500,000 Shares authorized for issuance under the Plan in accordance with the provisions of the Plan. Incentive Stock Option rights to all 500,000 shares shall be granted to the Participant.

4.2 Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because they are Shares that are subject to an Incentive Stock Option which expires or is terminated for any reason, any Shares which are

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     used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company for withholding tax purposes shall no longer be available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time change in any way the rights and privileges of such the incentive stock options by or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the incentive stock option shall be increased, decreased or changed in like manner as if the Stock had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

4.4 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.2 and 4.3, in the kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding incentive stock options, then such adjustments shall be made by the Board and shall be effective for all purposes of the Plan.

4.5 General Adjustment Rules. In the case of any such substitution or adjustment affecting an incentive stock option, the total Option Price for the shares of Stock then subject to an incentive stock option shall remain unchanged but the Option Price per share under each such incentive stock option shall be equitably adjusted by the Board to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the incentive stock option may have been changed.

4.6 Determination by Board, Etc. Adjustments under this Section 4 shall be made by the Board whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   SECTION 5.
                          REORGANIZATION OR LIQUIDATION

     In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 10 do not apply, the Board or the board of directors of any corporation assuming the obligations of the Company, shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder not inconsistent with the terms of this Agreement and the stock option agreement then outstanding with

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the Participant. By way of illustration, and not by way of limitation, the Board may provide for the complete or partial acceleration of the dates of exercise of the incentive stock options. The provisions of this Section 5 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

                                   SECTION 6.
                        GRANT OF INCENTIVE STOCK OPTIONS

6.1 Grant of Options. Coincident with the adoption of the Plan, the Participant shall be granted all of the Incentive Stock Options.

6.2 Option Agreement. The Incentive Stock Options granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant, and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Board may consider appropriate in each case.

     (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of Shares. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

     (b) Option Price. The price at which each Share covered by an Incentive Stock Option may be purchased shall be the fair market value of the Share at the date of grant of the Incentive Stock Option. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to the Participant when he then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

     (c) Duration of Options. Each stock option agreement shall state the period of time, determined by the Board, within which the Option may be exercised by the Participant (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Option granted to the Participant when he then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Option is granted.


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     (d)  Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Board, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Participant:

          (i) If the Participant terminates his employment with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Participant within 10 days of such termination), the Option may be exercised by the Participant, or in the case of death by the persons specified in subsection (iii) of this subsection 7.3(d), within three months following his or her retirement. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Participant's termination of employment.

          (ii) If the Participant dies, or if the Participant becomes disabled (within the meaning of Section 22(e) of the Internal Revenue
               Code), during the Option Period while still employed, or within the three-month period referred to in (iv) below, or within the three or twelve-month period referred to in (ii) above, the Option may be exercised by those entitled to do so under the Participant's will or by the laws of descent and distribution within twelve months following the Participant's death or disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Participant's death or disability.

          (iii) If the employment of the Participant by the Company is terminated (which for this purpose means that the Participant is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement as provided in (ii) above, disability or the Participant's death, the Option may be exercised by the Participant within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment.

     (e) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Participant except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Participant's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.


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     (f)  Exercise, Payments, Etc.

          (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in an amount evenly divisible by 100) and payment of the Option Price. Such notice shall be in a form satisfactory to the Board and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Participant. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Participant representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Participant representing the additional shares, in excess of the Option Price, to which the Participant is entitled as a result of the exercise of the Option.

          (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

               (A)  in cash;

               (B)  by cashier's check payable to the order of the Company;

               (C) by delivery to the Company of certificates representing the number of Shares then owned by the Participant, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Board; for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day the delivery of the certificates for the Stock used as payment of the Option Price; or


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               (D)  by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the exercise price.

     (g) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Board.

     (h) Withholding. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of two years from the date on which the incentive stock option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention:
          Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

6.3 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Option until the Participant becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Stock, except as provided in Section 4.

                                   SECTION 7.
                                CHANGE IN CONTROL

7.1 Options, Restricted Stock. In the event of a change in control of the Company, then the Board may, in its sole discretion, without obtaining stockholder approval, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Participant in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Participant; (c) pay cash to any or all Participants in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and (d) make any other adjustments or amendments to the outstanding Options.

7.2 Definition. For purposes of the Plan, a "change in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and

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     14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   SECTION 8.
                              RIGHTS OF PARTICIPANT

8.1 Employment; Tenure. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon the Participant any right with respect to the continuation of his employment by the Company or tenure as a Director of the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Board at the time. Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove a Participant Director from the Board pursuant to law and the Company's Certificate of Incorporation and Bylaws.

8.2 Nontransferability. No right or interest of the Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of the Participant's death, a Participant's rights and interests in Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Board a person entitled to payments or to exercise rights with respect to the

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     Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Board with evidence satisfactory to the Board of such status.

                                   SECTION 9.
                              GENERAL RESTRICTIONS

9.1 Investment Representations. The Company may require the Participant, as a condition of exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

9.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

9.3 Stock Restriction Agreement. The Board may provide that shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which an Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

                                   SECTION 10.
                             OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the failure to meet holding period requirements shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

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                                   SECTION 11.
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time-to-time may amend or modify, the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

                                   SECTION 12.
                                   WITHHOLDING

12.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

12.2 Withholding With Stock. The Board may, in its sole discretion, grant the Participant an election to pay all amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Board. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

     (a)  All elections must be made prior to the Tax Date.

     (b)  All elections shall be irrevocable.

     (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   SECTION 13.
                             BROKERAGE ARRANGEMENTS

     The Board, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options, including, without limitation, arrangements for the simultaneous exercise of Options and sale of the Shares acquired upon such exercise.

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                                   SECTION 14.
                           NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                   SECTION 15.
                               REQUIREMENTS OF LAW

15.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

15.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Award.

15.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Wyoming.


                                   SECTION 16.
                              DURATION OF THE PLAN

     The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on October 17, 2006.

Adopted:  October 18, 1996.

                                              MYSTIQUE DEVELOPMENTS, INC.
                                              A Wyoming Corporation


                                              By /s/ Kim M. Fuerst
                                                 -------------------------------
                                                 Kim M. Fuerst
                                                 President

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